UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 3, 2021

Medicine Man Technologies, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Nevada	001-36868	46-5289499
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4880 Havana Street, Suite 201 Denver, Colorado	80239
(Address of Principal Executive Offices)	(Zip Code)

(303) 371-0387
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange On Which Registered
Not applicable	Not applicable	Not applicable

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01. Entry into a Material Definitive Agreement.

Private Placement and Securities Purchase Agreement

On December 3, 2021, Medicine Man Technologies, Inc. (the “Company”) and all its direct and indirect subsidiaries (the “Subsidiary Guarantors”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) with 31 accredited investors (the “Investors”) pursuant to which the Company agreed to issue and sell to the Investors 13% senior secured convertible notes due five years after issuance (the “Notes”) in an aggregate principal amount of $95,000,000 for an aggregate purchase price of $93,100,000 (reflecting an original issue discount of $1,900,000, or 2%) in a private placement (the “Private Placement”). On December 7, 2021, the Company consummated the Private Placement and issued and sold the Notes. The Company received net proceeds of approximately $92 Million at the closing, after deducting a commission to the placement agent and estimated offering expenses associated with the Private Placement payable by the Company.

The Purchase Agreement contains customary representations, warranties, covenants and indemnification obligations by the Company and the Subsidiary Guarantors. Among other covenants, the Company is required to file a registration statement on or before January 7, 2021 to register the resale of the shares of the Company’s common stock, par value of $0.001 per share (“Common Stock”), issuable upon conversion of the Notes, and is required to use its best efforts to keep such registration statement continuously effective until the earlier of (i) the date the securities underlying the Notes are sold pursuant to an effective registration statement or (ii) such time when the securities underlying the Notes no longer constitute Registrable Securities (as defined in the Purchase Agreement). A failure to satisfy the registration requirement will result in the Notes accruing Additional Interest (as defined and described below). The Company has also agreed to use commercially reasonable efforts to list the Common Stock on the NEO Exchange within nine months after the issuance of the Notes.

Three of the Company’s directors, Jeffrey Cozad, Jeffrey Garwood and Pratap Mukharji, were Investors in the private placement on the same terms as the other Investors. Also, Marc Rubin, an individual affiliated with CRW Cann Holdings, LLC, an entity controlled by Marc Rubin and Jeffrey Cozad and a significant holder of the Company’s Series A Convertible Preferred Stock with the right to designate one director, was an Investor in the private placement on the same terms as the other Investors.

The Benchmark Company, LLC acted as the placement agent for the transaction. At the closing, the Company paid the placement agent an aggregate cash fee of $1,163,750.00 and reimbursed the placement agent’s reasonable expenses in connection with the engagement. Additionally, the Company has agreed to indemnify the placement agent against certain liabilities, including liabilities under the Securities Act of 1933, or to contribute to payments the placement agent may be required to make because of those liabilities.

Indenture, Notes and Note Guarantees

The Notes were issued pursuant to an Indenture, dated December 7, 2021, among the Company, the Subsidiary Guarantors, Ankura Trust Company, LLC as trustee and Chicago Atlantic Admin, LLC as collateral agent for the Note holders (the “Indenture”). The Notes will mature five years after issuance unless earlier repurchased, redeemed, or converted. The Notes bear interest at 13% per year paid quarterly commencing March 31, 2022 in cash for an amount equal to the amount payable on such date as if the Notes were subject to an annual interest rate of 9%, with the remainder of the accrued interest payable as an increase to the principal amount of the Notes. The proceeds from the Notes are required to be used to fund previously identified acquisitions and other growth initiatives.

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The Company must pay Additional Interest (as defined in the Indenture) at a rate of 0.25% per year if (i) during the period from six months after the Issuance Date and ending on the Free Trade Date (both terms as defined in the Indenture), the Company fails to timely make any filings with the Securities and Exchange Commission (“SEC”) pursuant to Sections 13 or 15(d) of the Securities Exchange Act of 1934, as amended, or (ii) the shares of Common Stock issued upon conversion of any Note are not freely tradeable after the Free Trade Date. Additionally, the Company is required to pay Additional Interest if the Company fails to continuously maintain an effective registration statement with the SEC covering the resale of the number of Registrable Securities (as defined in the Purchase Agreement) required to be covered under the terms of the registration right in the Securities Purchase Agreement, which Additional Interest will be payable on the portion of the principal amount of each Note attributable to the number of Registrable Securities required to be covered by the registration statement that are not covered. The Company is required to pay default interest at a rate of 15% per year upon the occurrence of an Event of Default (as defined in the Indenture), which will continue to accrue until the Event of Default has been cured or waived pursuant to the terms of the Indenture.

A holder of a Note may convert all or any portion of the Note into shares of Common Stock at any time until the close of business on the business day immediately preceding the maturity date of the Notes, at a conversion price equal to $2.24 per share (the “Conversion Price”). The Conversion Price will be adjusted in the event of any change in the outstanding Common Stock by way of stock subdivision (including a stock split), stock combination, issuance of stock or cash dividends, distributions of other securities or assets and other corporate actions. The number of shares issuable upon conversion of the Notes will be equal to the principal amount of the Note plus accrued interest divided by the conversion price (the “Conversion Rate”).

The Company may, at its option, elect to redeem all, but not less than all, of the Notes for cash, subject to certain conditions, at a repurchase price equal to the principal amount of the Notes plus accrued and unpaid interest thereon on such date, plus the greater of: (i) the sum of the present values or the remaining scheduled interest payments that would have been paid on the Notes from the repurchase date to the third anniversary of the Issuance Date or (ii) the lesser of (a) the sum of the present values of the scheduled interest payments that would have been paid (assuming such payments are made in cash) on the Notes from the redemption date through the one-year anniversary of the redemption date or (y) the sum of the present values of the scheduled interest payments that would have been paid (assuming such payments are made in cash) on the Notes from the redemption date through the maturity date. If the Company elects to redeem the Notes, holders of Note may require the Company to convert their Notes in lieu of receiving cash in the redemption.

On the fourth anniversary of the Issuance Date, the Investors will have the right, at their option, to require the Company to repurchase some or all of their Notes for cash in an amount equal to the principal amount of the Notes being repurchased plus accrued and unpaid interest up to the date of repurchase.

On or after the second anniversary of the Issuance Date, the Company may, at its option, convert up to 12.5% of the outstanding Notes each quarter, if (i) the last reported sale price of the Common Stock exceeds 150% of the applicable Conversion Price, (ii) either (a) the Common Stock is listed on a Permitted Exchange (as defined in the Indenture) or (b) the Company’s daily volume weighted average price for the Common Stock exceeds $2,500,000, in each case for at least 20 trading days (whether or not consecutive) during any 30 consecutive trading day period (including the last trading day of such period) ending on, and including, the trading day immediately preceding the date of conversion for the Conversion Price plus accrued and unpaid interest and (iii) there is an effective registration statement covering the resale by the holders of the Notes of all Common Stock to be received in such conversion. The Company will be required to pay a Make-Whole Premium (as defined in the Indenture), payable in cash or Common Stock, to the Investors if the Notes are voluntarily converted before the third anniversary of the Issuance Date and the Company’s daily volume weighted average price for the Common Stock does not exceed 175% of the Conversion Rate during the five consecutive trading days immediately preceding the date of conversion.

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A holder of a Note may not convert a Note, and the Company may not issue shares of Common Stock under such Note if, after giving effect to the conversion and issuance, the holder, together with its affiliates, would beneficially own in excess of 4.9% of the outstanding shares of the Common Stock, subject to exceptions.

Upon the occurrence of a Change of Control (as defined in the Indenture), subject to certain conditions, a holder of a Note may require the Company to repurchase for cash all or any portion of the Note at a repurchase price equal to the principal amount of the Note to be repurchased, plus accrued and unpaid interest thereon, plus the lesser of: (i) the present value of one year of additional interest on such Note, commencing on the date the repurchase price is payable, and (ii the sum of the present values or the remaining scheduled interest payments that would have been paid on such Note from the repurchase date to the maturity date. The Company is not permitted to consolidate, merger with, sell or transfer substantially all of its assets to any other person unless the Company is the surviving corporation or the surviving corporation expressly assumes the obligations under the Indenture by executing a Supplemental Indenture.

Pursuant to the Indenture, commencing on the first anniversary of the Issuance Date, the Company is required to maintain a Consolidated Fixed Charge Coverage Ratio of no less than 1.30 to 1.00 as of the last day of each quarter. Additionally, the Company and the Subsidiary Guarantors are required to have at least $10,000,000 in cash (in the aggregate) on the last day of each calendar quarter in deposit accounts for which the collateral agent has a perfected security interest in.

The Indenture includes customary affirmative and negative covenants, including limitations on liens, additional indebtedness, repurchases and redemptions of any equity interest in the Company or any Subsidiary Guarantor, certain investments, and dividends and other restricted payments, and customary events of default.

Under the Indenture, the Company and the Subsidiary Guarantors are restricted from making certain payments, including but not limited to (i) payment of dividends, (ii) repurchase, redemption, retire, or otherwise acquire any equity interest, option, or warrant of the Company or any Subsidiary Guarantor, and (iii) payment to any equity holder of the Company or a Subsidiary Guarantor for services provided pursuant to management, consulting, or other service agreement (the “Restricted Payments”) but the Company may declare and pay dividends if payable solely in its own equity, or, in the case of the Subsidiary Guarantors, amounts payable to such subsidiaries with respect to its applicable equity ownership. Provided the Company is not in default under the terms of the Indenture, the Company may make Restricted Payments not otherwise permitted thereunder (i) in an amount not to exceed $500,000 until discharge of the Indenture, or (ii) after the third anniversary of the Issuance Date, so long as the Company’s Consolidated Leverage Ratio (as defined in the Indenture) is between 1.00 and 2.25 for the applicable reference period at the time of the Restricted Payment after giving pro forma effect thereto.

The Indenture contains restrictions and limitations on the Company’s ability to incur additional debt and grant liens on its assets. The Company and its Subsidiary Guarantors are not permitted to incur additional debt or issue Disqualified Equity Interests (as defined in the Indenture) unless the Company’s Consolidated Leverage Ratio is between 1.00 and 2.25 after giving pro forma effect thereto. In addition, the Company is not permitted to grant a senior lien on its assets (excluding acquisition target assets that are identified in the Indenture) to secure indebtedness unless and until (a) at least $80,000,000 of the net proceeds from the Notes (plus the proceeds of certain sale-leaseback transactions) have been used to consummate Permitted Acquisitions prior to the granting of any such lien, and (b) the Consolidated Leverage Ratio for the applicable reference period, calculated on a pro forma basis giving effect to such acquisition and all related transactions, is less than 1.40 to 1.00. The Indenture provides that the Company and its Subsidiary Guarantors may incur debt under certain circumstances, including but not limited to, (i) debt incurred related to certain acquisitions and dispositions, including capital lease obligations and sale-leaseback transactions not to exceed $5,500,000 (plus up to an additional $2,200,000 in connection with certain transactions identified prior to the Issuance Date) in the aggregate at any time, (ii) certain transactions in the ordinary course of business, and (iii) any other unsecured debt not to exceed $1,000,000 at any time.

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The amounts due on all of the outstanding Notes will accelerate and become immediately due and payable if the Company or any Subsidiary Guarantor goes into bankruptcy. The Notes are also accelerable at the option of the trustee or at least 25% of the Note holders if any Event of Default occurs and remains uncured, which can be rescinded by the holders of a majority of the aggregate principal of the Notes then outstanding.

The Company issued the Notes in physical form separately from each other and the Notes may be transferred separately immediately thereafter, subject to the terms of the Notes and the Indenture. The Notes will not be listed on any national securities exchange or other trading market.

At the closing, each of the Subsidiary Guarantors executed a Note Guarantee, securing the Company’s obligations under the Notes and the Indenture.

Liens and Security Agreement

The Notes are secured by a first lien on the unencumbered assets and a second lien on the encumbered assets of the Company and its subsidiaries. In connection with the closing of the Private Placement, the Company and the Subsidiary Guarantors entered into a Security Agreement in favor of Chicago Atlantic Admin, LLC as the collateral agent (the “Security Agreement”), pursuant to which the Company and the Subsidiary Guarantors granted, in favor of the collateral agent, subject to some exceptions (i) a first priority security interest in all unencumbered assets of the Company and the Subsidiary Guarantors at the time of closing), (ii) a first priority security interest in all assets of the Company and the Subsidiary Guarantors acquired following the closing, and (iii) a second priority security interest in all other assets of the Company and the Subsidiary Guarantors that secure indebtedness existing as of the closing of the Private Placement. The Security Agreement includes customary covenants and agreements governing the collateral.

Intercreditor Agreement

In connection with the closing of the Private Placement, the Company and the Subsidiary Guarantors also entered into an Intercreditor Agreement with Chicago Atlantic Admin, LLC as collateral agent for the Note holders, GGG Partners LLC as the collateral agent for the lender under the Loan Agreement, dated February 26, 2021, as amended, Naser Joudeh (as collateral agent for the StarBuds Seller Secured Parties (as defined therein)) and the following secured parties: Colorado Health Consultants LLC, StarBuds Aurora, LLC, SB Arapahoe LLC, StarBuds Commerce City LLC, StarBuds Pueblo LLC, StarBuds Alameda LLC, Citi-Med, LLC, StarBuds Louisville, LLC, Kew LLC, Lucky Ticket LLC, StarBuds Niwot LLC, LM MJC LLC, and Mountain View 44th LLC (the “Intercreditor Agreement”). The Intercreditor Agreement establishes the relative lien priorities between secured parties with respect to the collateral and includes customary covenants and agreements governing the rights, priority, and remedies of such secured parties.

The description of the representations, warranties, covenants, terms and conditions of the Purchase Agreement, the Indenture, the Notes, the Security Agreement and the Intercreditor Agreement (collectively, the “Offering Documents”) does not purport to be complete and is qualified in its entirety by the full text of the agreements described above, copies of which are attached as exhibits to this Current Report on Form 8-K.

Limitation of Representations

The description of the Offering Documents and the Private Placement, and the other disclosures included, in this Current Report on Form 8-K are intended to provide stockholders and investors with information regarding the terms of the Offering Documents and the Private Placement, and not to provide stockholders and investors with any other factual information regarding the Company or its subsidiaries or their respective business. You should not rely on the representations and warranties in the Offering Documents or any descriptions thereof as characterizations of the actual state of facts or condition of the Company or any of its subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Private Placement, which subsequent information may or may not be fully reflected in the Company’s public disclosures. Other than as disclosed in this Current Report on Form 8-K, as of the date of this Current Report on Form 8-K, the Company is not aware of any material facts that are required to be disclosed under the federal securities laws that would contradict the Company’s representations and warranties in the Offering Documents. The Company will provide additional disclosure in its public reports to the extent that it is aware of the existence of any material facts that are required to be disclosed under federal securities laws and that might otherwise contradict the Company’s representations and warranties contained in the Offering Documents and will update such disclosure as required by federal securities laws. Accordingly, the Offering Documents should not be read alone, but should instead be read in conjunction with the other information regarding the Company and its subsidiaries that has been, is or will be contained in, or incorporated by reference into, the Forms 10-K, Forms 10-Q, Forms 8-K, proxy statements, registration statements and other documents that the Company files with the Securities and Exchange Commission.

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Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 2.03 by reference.

Item 3.02. Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 3.02 by reference.

The issuance of the Notes was, and the issuance of the shares of Common Stock issuable upon conversion of the Notes will be, exempt from registration under Securities Act Section 4(a)(2) and Securities Act Rule 506(b). The Investors are sophisticated and represented in writing that they were accredited investors and acquired the securities for their own accounts for investment purposes. Further, the Offering Documents state that the securities in question have not been registered under the Securities Act and cannot be sold or otherwise transferred without registration or an exemption therefrom. A legend will be placed on each Note and a similar legend will be placed on the stock certificates representing shares of Common Stock issued upon conversion of the Notes, subject to the terms of the Offering Documents, referring to the foregoing restrictions.

Item 3.03. Material Modification to Rights of Security Holders.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 3.03 by reference.

Item 7.01. Regulation FD Disclosure.

In connection with the Private Placement, the Company made available certain information about the Company to the Investors. The Company has prepared an investor presentation setting forth some of that information as well as providing an overview of and update on the Company’s business, acquisition plan and expected financial performance. A copy of the investor presentation is furnished as Exhibit 99.3 to this Current Report on Form 8-K and is incorporated herein by reference.

The information under Item 7.01 of this Current Report on Form 8-K and the press releases attached as Exhibits 99.1 and 99.2 and the investor presentation attached as Exhibit 99.3 are being furnished by the Company pursuant to Item 7.01. In accordance with General Instruction B.2 of Form 8-K, the information under Item 7.01 of this Current Report on Form 8-K, including Exhibits 99.1, 99.2 and 99.3, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability of that section. In addition, this information shall not be deemed incorporated by reference into any of the Company’s filings with the Securities and Exchange Commission, except as shall be expressly set forth by specific reference in any such filing.

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Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

4.1	Indenture, dated December 7, 2021, among Medicine Man Technologies, Inc., the Subsidiary Guarantors, Chicago Atlantic Admin, LLC, in its capacity as collateral agent, and Ankura Trust Company, LLC, as Trustee
4.2	Form of 13% Senior Secured Convertible Note Due December 7, 2026 issued by Medicine Man Technologies, Inc. to each Investor
10.1	Securities Purchase Agreement, dated December 3, 2021, among Medicine Man Technologies, Inc., the Subsidiary Guarantors and the Investors*
10.2	Security Agreement, dated December 7, 2021, entered into by Medicine Man Technologies, Inc. and the Subsidiary Guarantors party thereto, in favor of Chicago Atlantic Admin, LLC, in its capacity as the collateral agent*
10.3	Intercreditor Agreement, dated December 7, 2021, entered into among Medicine Man Technologies, Inc., the Subsidiary Guarantors, Chicago Atlantic Amin, LLC, as collateral agent for the Convertible Notes Secured Parties, GGG Partners LLC, as collateral agent for the Credit Agreement Secured Parties, Naser Joudeh, as collateral agent for the StarBuds Seller Secured Parties, Colorado Health Consultants LLC, StarBuds Aurora LLC, SB Arapahoe LLC, StarBuds Commerce City LLC, StarBuds Pueblo LLC, StarBuds Alameda LLC, Citi-Med, LLC, StarBuds Louisville, LLC, Kew LLC, Lucky Ticket LLC, StarBuds Niwot LLC, LM MJC LLC, and Mountain View 44th LLC*
10.4	Note Guarantee, dated December 7, 2021, entered into by each Subsidiary Guarantor
99.3	Investor Presentation, dated December 7, 2021
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*       Certain Certain information has been redacted pursuant to Instruction 5 to Item 1.01 of Form 8-K and Item 601(a)(6) of Regulation S-K. The Company hereby undertakes to supplementally furnish any redacted information to the Securities and Exchange Commission upon request.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDICINE MAN TECHNOLOGIES, INC.

	By:	/s/ Daniel R. Pabon
Date: December 9, 2021		Daniel R. Pabon General Counsel

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